Sui & Company

Solicitors	Toronto Office: The Exchange Tower, Box 427 130 King St. W., Ste. 1800 Toronto, Ontario M5X 1E3 Tel: 416.360.6481 Fax: 416.360.3761	Vancouver Office: Suite 306 1311 Howe Street Vancouver, B.C. V6Z 1R7 Tel: 604.605.6117 Fax: 604.605.6118

Our File No.: B130-C

PRIVILEGED AND CONFIDENTIAL

February 19, 2010

Bontan Corporation Inc.
47 Avenue Road, Suite 200
Toronto, Ontario
M5R 2G3

Attention:Kam Shah

Dear Sirs:

Re:Bontan Corporation Inc.

This reply to your enquiry letter of February 17, 2010 is made in accordance with the Joint Policy Statement referred to in that letter.

We confirm, based on an examination of our records, as of February 19, 2010, there are no claims or possible claims for which our firm’s advice or representation has been sought.

This letter should not be quoted from or referred to in your financial statements or in dealings with third parties without our prior written consent.

Yours truly,

Sui & Company

"Erwin Sui"

per: Erwin Sui

ES/tcw

cc:Jehangir Katrak', Schwartz Levitsky Feldman, LLP (via email to jehangir.katrak@slf.ca)